                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 9, 1997



                           WHOLE FOODS MARKET, INC.
            (Exact name of registrant as specified in its charter)


    TEXAS                      0-19797                      74-1989366
(State of                 (Commission File               (IRS employment
incorporation)                  Number)                  identification no.)

                             601 NORTH LAMAR BLVD.
                                   SUITE 300
                             AUSTIN, TEXAS  78703
                   (Address of principal executive offices)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    512-477-4455

ITEM 5.  OTHER EVENTS.

     The registrant, Whole Foods Market, Inc. (the "Company" or "Whole Foods Market") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Amrion, Inc. ("Amrion"). Pursuant to the Merger Agreement, a wholly owned subsidiary of the Company will merge with and into Amrion, resulting in Amrion's becoming a wholly owned subsidiary of Whole Foods Market. As a result of the merger, each outstanding share of Amrion common stock will be converted into .87 shares of the Company's common stock. Consummation of the merger with Amrion is subject to approval of the transaction by the shareholders of each of the Company and Amrion and certain other customary closing conditions. Whole Foods Market anticipates the closing will occur in the last quarter of fiscal 1997. Because the merger is a stock for stock transaction and the parties intend to account for the transaction as a pooling-of-interests, the merger is not expected to materially impact Whole Foods Market's financial condition or liquidity. Whole Foods Market believes that the transaction will be non-dilutive to its results of operations for fiscal 1997 and accretive in fiscal 1998.

     Amrion is engaged in developing, producing and marketing nutriceuticals and nutritional supplements. Amrion's products include nutriceuticals, herbs, herbal formulas, vitamins, minerals and homeopathic medicinals. Amrion currently markets and sells approximately 670 items under Amrion-owned trademarks through four principal divisions, utilizing five distribution channels which include direct marketing, specialty retail and mass merchandising, health care professionals and international sales. Amrion operates in one segment with four separate marketing divisions. Each division employs a combination of marketing strategies which may include catalog and direct mailings, print advertising, free standing inserts, package insert programs, retail merchandising, radio, television, coupons, point of sale materials and customer service calls.

     Set forth on pages 5 through 35 of this report are (i) consolidated financial statements of Amrion at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, accompanied by the report of BDO Seidman, LLP thereon; (ii) unaudited consolidated financial statements of Amrion at March 31, 1997, and for the three months ended March 31, 1997; (iii) the pro forma combined condensed balance sheet which combines WFM's April 13, 1997 unaudited condensed consolidated balance sheet with Amrion's March 31, 1997 unaudited condensed balance sheet; and (iv) the pro forma combined condensed statements of operations which combine WFM's historical condensed consolidated statements of operations for the fiscal years ended September 29, 1996, September 24, 1995 and September 25, 1994 and the unaudited 28-week periods ended April 13, 1997 and April 7, 1996 with the corresponding Amrion historical condensed statements of operations for the three fiscal years ended December 31, 1996, 1995 and 1994 and the unaudited estimated 28-week period ended April 13, 1997 and the unaudited six-month period ended June 30, 1996, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of June 9, 1997, by and among Whole Foods Market, Inc., Nutrient Acquisition Corp. and Amrion, Inc.(filed as
     Exhibit 2.1 to Form S-4, Reg. No. 333-31269, and incorporated herein by reference)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WHOLE FOODS MARKET, INC.



Date: July 25, 1997                 By:  /s/ Glenda Flanagan
                                         ------------------------------------
                                         Glenda Flanagan
                                         Vice President and Chief Financial
                                         Officer

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Amrion, Inc. and Subsidiary
Boulder, Colorado

We have audited the accompanying consolidated balance sheets of Amrion, Inc. and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amrion, Inc. and subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.


                               BDO SEIDMAN, LLP

Denver, Colorado
March 14, 1997

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------

December 31,                                              1996       1995
----------------------------------------------------------------------------

ASSETS

CURRENT:
 Cash and cash equivalents                           $ 2,277,469 $   831,544
 Accounts receivable, less allowance of
  $28,000 and $48,000 for possible losses (Note 4)     1,991,772     624,006
 Inventories (Notes 1 and 4)                           7,727,315   5,035,872
 Mail supplies                                           893,268   1,026,463
 Deferred promotional mailing costs, net               1,375,625   1,103,987
 Other                                                   811,997     393,273
----------------------------------------------------------------------------

Total current assets                                  15,077,446   9,015,145
----------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net of accumulated
 depreciation (Notes 2 and 4)                          5,272,940   4,368,672
----------------------------------------------------------------------------

OTHER ASSETS:
 Marketable securities available for sale (Note 3)     6,895,214   7,934,514
 Mailing lists, net of accumulated amortization
  of $1,797,810 and $1,083,229                         2,876,748   2,111,556
 Intangible assets, net of accumulated amortization
  of $114,291 and $72,945                                 92,917     170,429
----------------------------------------------------------------------------

Total other assets                                     9,864,879  10,216,499
----------------------------------------------------------------------------


                                                     $30,215,265 $23,600,316
============================================================================

                   See accompanying summary of accounting policies and notes
                                       to consolidated financial statements.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------

December 31,                                            1996           1995
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
 Accounts payable                                   $ 3,093,739    $ 3,094,662
 Accrued liabilities:
  Payroll and payroll taxes                             365,928        275,195
  Income taxes                                                -        193,255
  Other                                                 857,830        180,988
------------------------------------------------------------------------------

Total current liabilities                             4,317,497      3,744,100

DEFERRED INCOME TAXES (NOTE 5)                          280,000        104,000
------------------------------------------------------------------------------

Total liabilities                                     4,597,497      3,848,100
------------------------------------------------------------------------------

MINORITY INTEREST                                        41,973         32,865

COMMITMENTS (NOTE 7)

STOCKHOLDERS' EQUITY (Note 6):
 Common stock, $.0011 par value - shares
  authorized, 10,000,000; issued 5,326,814
  and 5,026,813                                           5,860          5,529
 Additional paid-in capital                          13,176,747     11,788,856
 Retained earnings                                   12,610,602      8,090,756
 Marketable securities valuation allowance
  (Note 3)                                             (217,414)      (165,790)
------------------------------------------------------------------------------

Total stockholders' equity                           25,575,795     19,719,351
------------------------------------------------------------------------------

                                                    $30,215,265    $23,600,316
------------------------------------------------------------------------------

                           See accompanying summary of accounting policies and
                                   notes to consolidated financial statements.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                               CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------

Years Ended December 31,              1996           1995          1994
---------------------------------------------------------------------------
NET SALES                         $54,255,321    $38,756,288    $25,244,237
---------------------------------------------------------------------------

COST OF SALES:
 Cost of products                  22,595,323     16,311,467     10,786,215
 Cost of mailings                  10,274,262      7,118,374      4,002,900
---------------------------------------------------------------------------

Cost of sales                      32,869,585     23,429,841     14,789,115
---------------------------------------------------------------------------

Gross profit                       21,385,736     15,326,447     10,455,122
---------------------------------------------------------------------------
OPERATING EXPENSES - selling,
  general and administration       15,499,257     11,322,857      8,033,599
---------------------------------------------------------------------------

Income from operations              5,886,479      4,003,590      2,421,523
---------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
 INTEREST INCOME                      413,628        365,184        359,159
 Other, net                           202,667        229,861        326,663
---------------------------------------------------------------------------

Total other income                    616,295        595,045        685,822
---------------------------------------------------------------------------

INCOME BEFORE TAXES ON INCOME
  AND MINORITY INTEREST IN
  LOSS OF SUBSIDIARY                6,502,774      4,598,635      3,107,345

Taxes on income (Note 5)            2,007,000      1,552,000      1,060,000

MINORITY INTEREST IN LOSS OF
  SUBSIDIARY                           24,072         64,637         89,319
---------------------------------------------------------------------------

NET INCOME                         $4,519,846     $3,111,272     $2,136,664
===========================================================================

NET INCOME PER COMMON AND
  COMMON SHARE EQUIVALENT          $      .86     $      .60     $      .42
===========================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES AND COMMON
  SHARE EQUIVALENTS
  OUTSTANDING                       5,268,140      5,146,572      5,031,721
===========================================================================

                        See accompanying summary of accounting policies and
                                notes to consolidated financial statements.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------

Years Ended December 31, 1996, 1995 and 1994

                                                                                               Marketable
                                     Common Stock      Additional                              Securities       Total
                                  ------------------    Paid-In      Retained      Treasury    Valuation     Stockholders'
                                   Shares    Amount     Capital      Earnings       Stock      Allowance        Equity
-------------------------------------------------------------------------------------------------------------------------


BALANCE, January 1, 1994          4,930,915  $5,424   $11,626,968   $2,842,820    $(50,000)    $       -      $14,425,212

 Marketable securities
  valuation allowance                     -       -             -            -           -      (484,388)        (484,388)

 Costs associated with prior
  year public offering                    -       -       (35,050)           -           -             -          (35,050)

 Sale of stock through options
  exercised (Note 6)                 50,181      55        84,963            -           -             -           85,018

 Net income                               -       -             -    2,136,664           -             -        2,136,664
-------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1994        4,981,096   5,479    11,676,881    4,979,484     (50,000)     (484,388)      16,127,456

 Marketable securities
  valuation allowance                     -       -             -            -           -       318,598          318,598

 Sale of stock through
  options exercised (Note 6)         45,717      50       161,975            -           -             -          162,025

 Retirement of Treasury
  Stock (Note 6)                          -       -       (50,000)           -      50,000             -                -

 Net income                               -       -             -    3,111,272           -             -        3,111,272
-------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1995        5,026,813   5,529    11,788,856    8,090,756           -      (165,790)      19,719,351

 Marketable securities
  valuation allowance                     -       -             -            -           -       (51,624)         (51,624)

 Sale of stock through
  options exercised (Note 6)        197,511     218     1,388,004            -           -             -        1,388,222

 Exercise of warrants in
  cashless exercise (Note 6)        102,490     113          (113)           -           -             -                -

 Net income                               -       -             -    4,519,846           -             -        4,519,846
-------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1996        5,326,814  $5,860   $13,176,747  $12,610,602    $      -     $(217,414)     $25,575,795
=========================================================================================================================

                             See accompanying summary of accounting policies and
                                     notes to consolidated financial statements.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


Years Ended December 31,                               1996         1995        1994
----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                        $ 4,519,846  $ 3,111,272  $ 2,136,664
 Adjustments to reconcile net income
  to net cash provided by
  operating activities:
   Depreciation and amortization                     1,427,757      934,456      558,623
   Deferred tax expense (benefit)                      264,000       50,000      (19,000)
   Provision for losses on accounts
    receivable                                               -      (12,000)      49,000
   Minority interest share in loss
    of subsidiary                                      (24,072)     (64,637)     (89,319)
   Changes in operating assets and
    liabilities:
     Accounts receivable                            (1,367,766)     (72,705)    (292,902)
     Inventories                                    (2,691,443)    (331,101)  (2,739,086)
     Mailing supplies                                  133,195     (437,752)    (163,199)
     Deferred promotional mailing costs               (271,638)    (217,078)    (670,811)
     Other assets                                     (482,392)    (146,100)    (224,809)
     Accounts payable                                  254,817      542,670    1,673,688
     Accrued liabilities                               633,320      378,724      103,692
----------------------------------------------------------------------------------------

Cash provided by operating activities                2,395,624    3,735,749      322,541
----------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of marketable securities available
  for sale                                                   -     (120,147)  (2,074,482)
 Proceeds from the sale of marketable securities
  available for sale                                   987,676            -            -
 Purchase of property and equipment                 (1,576,087)  (1,481,112)  (2,338,115)
 Purchase of mail lists and intangible assets       (1,582,690)  (1,674,723)    (682,042)
----------------------------------------------------------------------------------------

Cash used in investing activities                   (2,171,101)  (3,275,982)  (5,094,639)
----------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common
  stock - net                                        1,188,222      162,025       49,968
 Minority interest contributions                        33,180       88,821       98,000
----------------------------------------------------------------------------------------

Cash provided by financing
 activities                                          1,221,402      250,846      147,968
----------------------------------------------------------------------------------------

Net increase (decrease) in cash
 and cash equivalents                                1,445,925      710,613   (4,624,130)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR           831,544      120,931    4,745,061
----------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR             $ 2,277,469  $   831,544  $   120,931
========================================================================================

                             See accompanying summary of accounting policies and
                                     notes to consolidated financial statements.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                                  SUMMARY OF ACCOUNTING POLICIES
-------------------------------------------------------------------------

ORGANIZATION AND        The consolidated financial statements
BUSINESS                include the accounts of Amrion, Inc. ("Amrion") and
                        those of its 93% owned subsidiary, Natrix International, LLC ("Natrix"), a Colorado Limited Liability Corporation
                        (collectively the "Company"). Amrion markets nutritional supplements principally throughout the United States, with the balance to customers in the Far East, Europe and Mexico, using a combination of direct mail, telemarketing and space advertising. Natrix is engaged in the marketing and distribution of proprietary herbal based health maintenance products to food and drug chains and discount mass merchandisers. The Company's primary products are Coenzyme Q10, Bilberry and Ginkgo
                        Biloba which comprised 39% of the Company's net sales for the year ended December 31, 1996.

PRINCIPLES OF           All significant intercompany accounts and transactions
CONSOLIDATION           have been eliminated in consolidation.


CONCENTRATIONS OF       The Company's financial instruments exposed to
CREDIT RISK             concentrations of credit risk consist primarily of
                        accounts receivable, cash equivalents and marketable securities.

                        Concentrations of credit risk with respect to such accounts receivable are limited due to the large number of customers, generally short payment terms, and their dispersion across geographic areas.

                        The Company's cash equivalents are high quality money market accounts placed with major financial institutions. Marketable securities consist primarily of preferred stock and AAA rated tax-exempt municipal bonds. The investment policy limits the Company's exposure to concentrations of credit risk.

INVENTORIES             Inventories are valued at the lower of cost or market.
                        Cost is determined using the standard cost method, which approximates the weighted average cost method.

PROPERTY AND            Property and equipment are stated at cost.
EQUIPMENT               Depreciation is computed using the straight-line method
                        based on the estimated useful lives of related assets generally 3 to 31.5 years. Maintenance and repair costs are expensed as incurred.

                                 AMIRON, INC.
                                AND SUBSIDIARY

                                                  SUMMARY OF ACCOUNTING POLICIES
-------------------------------------------------------------------------

MARKETABLE              The Company accounts for marketable securities in
SECURITIES              accordance with Statement of Financial Accounting
                        Standards No. 115 ("SFAS"), "Accounting for Certain
                        Investments in Debt and Equity Securities". All marketable equity and debt securities have been categorized as available for sale as the Company does not have the positive intent to hold to maturity or does not intend to trade actively. These securities are stated at fair value with unrealized gains and losses included as a component of stockholders' equity until realized.

ADVERTISING             The Company expenses the production costs of advertising
                        the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

                        Direct response advertising consists primarily of direct mail advertising, including deferred promotional mailing costs, of the Company's products. The capitalized costs of mailed promotional materials are amortized over the expected promotional benefit period of three months.

                        Advertising expense for the years ended December 31, 1996, 1995 and 1994 was $10,867,000, $7,702,000 and
                        $4,607,000.

INCOME TAXES            The Company accounts for income taxes in accordance with
                        SFAS No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

INTANGIBLE ASSETS       Purchased mailing lists, trademarks and copyrights are
                        amortized by the straight-line method over their estimated useful lives which range from five to ten years. On an ongoing basis the Company reviews the recoverability and amortization periods of intangible assets taking into consideration any events or circumstances which could impair the assets carrying value and records adjustments when necessary.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                                  SUMMARY OF ACCOUNTING POLICIES
-------------------------------------------------------------------------

INCOME PER              Income per common and common share equivalent is based
COMMON AND              on the weighted average number of common shares
COMMON SHARE            outstanding during each of the periods presented.
EQUIVALENT              Options to purchase stock are included as common share
                        equivalents when dilutive. In 1996, 1995 and 1994, options representing common share equivalents of 88,781, 124,942 and 67,920 shares, respectively, are included in the weighted average number of common shares and common share equivalents outstanding.

CASH                    The Company considers cash and all highly liquid
EQUIVALENTS             investments purchased with an original maturity of three
                        months or less to be cash equivalents.

USE OF                  The preparation of financial statements in conformity
ESTIMATES               with generally accepted accounting principles requires
                        management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE                 Revenue is recognized upon shipment of goods to the
RECOGNITION             customer.

STOCK OPTION            The Company applies APB Opinion 25, "Accounting for
PLANS                   Stock Issued to Employees", and related Interpretations
                        in accounting for all stock option plans. Under APB
                        Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the Company's stock options granted equals or exceeds the market price of the underlying common stock on the date of grant.

                        SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

RECLASSIFICATIONS       Certain items included in prior years financial
                        statements have been reclassified to conform to current year presentation.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

1.    INVENTORIES       Inventories consisted of the following:

                        December 31,         1996          1995
                        ------------------------------------------
                        Finished goods    $3,019,080    $2,071,756
                        Work in process      434,133     1,111,137
                        Raw materials      4,274,102     1,852,979
                        ------------------------------------------

                                          $7,727,315    $5,035,872
                        ==========================================

2.    PROPERTY AND      Property and equipment consisted of the following:
      EQUIPMENT

                        December 31,                            1996         1995
                        -----------------------------------------------------------
                        Land                                $  326,000   $  326,000
                        Building and leasehold improvements  2,081,769    1,967,495
                        Computer equipment and software      1,981,424    1,218,686
                        Machinery and equipment              1,841,826    1,109,731
                        Furniture and equipment                390,770      293,263
                        Equipment not yet in service           432,904      563,431
                        -----------------------------------------------------------

                                                             7,054,693    5,478,606
                        Less accumulated depreciation        1,781,753    1,109,934
                        -----------------------------------------------------------

                        Net property and equipment          $5,272,940   $4,368,672
                        ===========================================================

                        Depreciation expense for the years ended December 31, 1996, 1995 and 1994 was approximately $742,000, $446,000 and $322,000.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

3.    MARKETABLE        Marketable securities consisted of the following:
      SECURITIES

                                                               Gross         Gross
                                                Amortized    Unrealized    Unrealized      Fair
                                                   Cost        Gains         Losses       Value
                        ---------------------------------------------------------------------------
                        December 31, 1996:

                        Debt Securities -
                         Municipal securities  $  5,922,292  $   5,336   $ (139,776)   $  5,787,852
                        Equity Securities -
                         Preferred stock          1,190,336      5,274      (88,248)      1,107,362
                        ---------------------------------------------------------------------------

                                               $  7,112,628  $  10,610   $ (228,024)   $  6,895,214
                        ===========================================================================

                        December 31, 1995:

                        Debt Securities -
                         Municipal securities  $  7,052,722  $  27,605   $ (144,768)   $  6,935,559
                        Equity Securities -
                         Preferred stock          1,047,582      3,361      (51,988)        998,955
                        ---------------------------------------------------------------------------

                                               $  8,100,304  $  30,966   $ (196,756)   $  7,934,514
                        ===========================================================================

                        Contractual maturities of debt securities available for sale at December 31, 1996 are as follows:

                                                                            Amortized       Fair
                                                                              Cost         Value
                        ---------------------------------------------------------------------------
                        Maturities within one year                         $2,401,272    $2,339,359
                        Maturities after one year and within five years     3,521,020     3,448,493
                        ---------------------------------------------------------------------------

                                                                           $5,922,292    $5,787,852
                        ===========================================================================

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

4.    FINANCING         The Company has a $650,000 line-of-credit agreement
      AGREEMENT         with a bank. The line bears interest at 1% over the
                        bank's prime lending rate (9.25% at December 31, 1996).
                        The line expires in June 1997 and is secured by inventories, accounts receivable, furniture, fixtures, and equipment. There were no amounts outstanding under the line of credit at December 31, 1996 and 1995.

5.    TAXES ON          Taxes on income consisted of the following components:
      INCOME

                        Year Ended December 31,      1996        1995        1994
                        ------------------------------------------------------------
                        CURRENT:
                         Federal                  $1,502,000  $1,286,000  $  922,000
                         State                       241,000     216,000     157,000
                        ------------------------------------------------------------

                                                   1,743,000   1,502,000   1,079,000
                        ------------------------------------------------------------

                        Deferred (reduction):
                         Federal                     243,000      46,000     (17,000)
                         State                        21,000       4,000      (2,000)
                        ------------------------------------------------------------

                                                     264,000      50,000     (19,000)
                        ------------------------------------------------------------

                                                  $2,007,000  $1,552,000  $1,060,000
                        ============================================================

                        The components of the net deferred tax assets and liabilities are shown below.


                        December 31,                         1996          1995
                        ---------------------------------------------------------
                        Accumulated depreciation and
                         amortization                    $(280,000)     $(105,000)
                        Marketable securities net
                         unrealized loss                    81,000         62,000
                        Allowance for product returns       41,000         39,000
                        Accrued payroll costs               21,000         21,000
                        Other, net                          40,000        (10,000)
                        ---------------------------------------------------------

                                                           (97,000)         7,000
                        ---------------------------------------------------------

                        Valuation allowance                (81,000)       (62,000)
                        ---------------------------------------------------------

                        Net deferred income tax
                         liabilities                     $(178,000)     $ (55,000)
                        =========================================================

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

                        Deferred tax assets of $102,000 and $49,000 as of December 31, 1996 and 1995 are included in other current assets.

                        At December 31, 1996 and 1995, the Company recorded a valuation allowance equal to the deferred tax effects of the marketable securities net unrealized loss as management of the Company has not been able to determine that it is more likely than not that the net unrealized capital loss will be realized.

                        A reconciliation of the effective tax rates with the federal statutory rate is shown below:

                        Year Ended December 31,          1996       1995       1994
                        ---------------------------------------------------------------
                        Federal income tax computed
                         at statutory rate           $2,219,000  $1,585,000  $1,057,000
                        State income taxes, net of
                         federal benefit                159,000     135,000     104,000
                        Tax-exempt interest income      (99,000)   (131,000)    (97,000)
                        Other                          (272,000)    (37,000)     (4,000)
                        ---------------------------------------------------------------

                        Taxes on income              $2,007,000  $1,552,000  $1,060,000
                        ===============================================================

6.  STOCKHOLDERS'       Stock Options
    EQUITY              -------------

                        At December, 1996, the Company has two stock option plans, which are described below. The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations accounting for the plans. Under APB Opinion 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation cost has been recognized.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

                        Non-Qualified Stock Option Plan
                        -------------------------------

                        The Company has a Non-Qualified Stock Option Plan (the "Plan"), expiring December 30, 1999, reserving for issuance 511,000 shares of the Company's common stock. The Plan provides for grants to either employees, officers or employee directors, at the discretion of the compensation committee of the Board of Directors, stock options to purchase common stock of the Company at a price not less than 80% of the fair market value, as defined, on the date of grant. Options granted primarily vest ratably on an annual basis over a five year period. Any options granted under the Plan must be exercised within five years of the date they were granted.

                        Non-Employee Director Stock Option Plan
                        ---------------------------------------

                        The Company has a Non-Employee Director Stock Option Plan (the "Director Plan"), expiring January 13, 2000, reserving for issuance 70,000 shares of the Company's common stock. The Director Plan provides that each person who was a non-employee director of the Company on December 31, 1994 and who is a non-employee director of the Company on December 31st of each succeeding year shall be granted, each year, a five-year option to purchase up to 3,000 shares of common stock of the Company at an exercise price based upon the fair market value, as defined, on the date of grant. Options issued under the Director Plan are fully exercisable on the date of grant. Any options granted under the Director Plan must be exercised within five years of the date they were granted.

                        Other Stock Options
                        -------------------

                        During 1996, 1995 and 1994, the Company granted various options to purchase shares of its common stock to directors and employees for services rendered. Under the terms of the options, employees and directors may exercise their options at prices ranging from $3.33 to $13.50 (which approximated the fair market value at the date of grant) per share over a four to six year period beginning on the grant date, provided they remain directors or employees of the Company.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

                        FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used respectively: dividend yield of 0 percent for all years; expected volatility of 42 to 54 percent; risk-free interest rates of 6.43 to 7.66 percent; and expected lives of one year.

                        Under the accounting provisions for SFAS No. 123, the Company's net income per share would have been decreased by the pro forma amounts indicated below:

                                                   1996        1995
                        ----------------------------------------------
                        Net income

                           As reported          $4,519,846  $3,111,272
                           Pro forma            $4,241,008  $2,832,880

                        Net income per share
                           As reported          $      .86  $      .60
                           Pro forma            $      .81  $      .55

                        During the initial phase-in period of SFAS 123, the effect on pro forma results are not likely to be representative of the effects on pro forma results in future years since options vest over several years and additional awards could be made each year.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

A summary of the status of the Company's stock option plans and outstanding warrants as of December 31, 1996, 1995 and 1994 and changes during the years ending on those date is presented below:

                                         1996                    1995
                                  -------------------  ------------------------
                                             Weighted
                                             Average
                                  Range of   Exercise  Range of     Exercise
                                   Shares     Price     Shares       Prices
-------------------------------------------------------------------------------
Outstanding, beginning of year     644,961     $ 6.17   686,476   $1.47 -  6.20
 Granted                            42,800      13.02    25,500    7.00 - 10.88
 Cancelled                        (127,750)      6.20   (21,298)   1.47 -  6.20
 Exercised                        (197,511)      6.00   (45,717)   1.47 -  6.20
-------------------------------------------------------------------------------

Outstanding, end of year           362,500     $ 7.07   644,961   $1.47 - 10.88
===============================================================================

Options exercisable, end of year   144,200     $ 8.18   246,961   $1.47 - 10.88
===============================================================================

Weighted average fair value of
 options granted during the year   $  7.59            $   3.23
===============================================================================

The following table summarizes information about stock options and warrants outstanding at December 31, 1996:


                            Options Outstanding           Options Exercisable
                     ----------------------------------  ---------------------
                                              Weighted
                                               Average    Weighted    Weighted
Range of              Number      Remaining    Average     Number     Average
Exercise            Outstanding  Contractual  Exercise  Exercisable   Exercise
 Prices             at 12/31/96     Life        Price    at 12/31/96   Price
------------------------------------------------------------------------------


$  3.33 -  6.20        302,700     7.9 years   $ 6.16       93,200    $ 5.90
   6.80 -  9.00         21,000     3.2           8.01       21,000      8.01
   9.13 - 13.50         29,800     5.5          11.03       21,000     11.67
      22.40              9,000     5.0          22.40        9,000     22.40


                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

                        Warrants
                        --------

                        In connection with the 1993 public offering, the Company had issued to the underwriter a five-year warrant to purchase 190,000 shares of common stock at an exercise price of $8.10. During August 1996, the underwriter in a cash-less exercise exchanged outstanding warrants to purchase 87,510 shares of common stock to effect the exercise of warrants for 102,490 shares of common stock.

                        Treasury Stock
                        --------------

                        In 1995 the Company retired its treasury stock as a result of a change in the Colorado Business Corporation Act.

7.  COMMITMENTS         Self-Insurance
                        --------------

                        The Company is partially self insured for employee medical liabilities which covers risk up to $12,500 per individual covered under the plan. The Company has purchased excess medical liability coverage for individual claims in excess of $12,500 and aggregate claims in excess of approximately $250,000 annually with a national medical insurance carrier. Premiums and claim expenses associated with the medical self insurance program are included in the accompanying statements of income.

                        Supplier Agreements
                        -------------------

                        The Company has agreements to purchase certain raw materials from vendors through December 31, 1997. The maximum commitment by the Company is $1,725,000.

                        The Company currently imports approximately 75% of its product ingredients from various foreign countries. While the Company does not have supply contracts with all of its vendors, alternative sources of the Company's materials are available. The termination of supply by one or more of its vendors could have a temporary adverse effect on the Company's sales.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

                        Lease Agreements
                        ----------------

                        The Company leases office and warehouse space under various operating leases. As of December 31, 1996, remaining minimum annual rental commitments under noncancelable operating leases are as follows:

                        Year ended December 31,                    Total
                        --------------------------------------------------
                        1997                                    $  153,000
                        1998                                       125,000
                        1999                                         5,000
                        --------------------------------------------------

                                                                $  283,000
                        ==================================================

                        Rent expense for the years ended December 31, 1996 and 1995 was approximately $39,000 and $3,000. There was no rent expense for the year ended December 31, 1994.

8.  SUBSEQUENT          In March 1997, the Company began a stock buy-back
    EVENTS              the Board of Directors. Through March 19, 1997, the
                        Company repurchased 111,800 shares at a cost of approximately $2,184,000.

                                                                    AMRION, INC.
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

9.    SELECTED                                      1st         2nd           3rd         4th
      QUARTERLY         ------------------------------------------------------------------------
      FINANCIAL DATA
      (UNAUDITED)       Year ended December 31, 1996:

                        Net sales              $13,381,956  $11,871,331  $14,063,408  $14,938,626
                        Gross profit             4,559,119    5,119,968    5,574,394    6,132,255
                        Income from operations   1,174,701    1,387,307    1,679,842    1,644,629
                        Net income                 923,090    1,174,613    1,154,682    1,267,461
                        Net income per common
                         and common equivalent
                         share                         .18          .22          .22          .24


                        Year ended December 31, 1995:

                        Net sales               10,131,780    8,810,143   10,738,458    9,075,907
                        Gross profit             3,741,886    3,282,684    4,043,192    4,258,685
                        Income from operations   1,101,483      507,333    1,153,365    1,241,409
                        Net income                 793,129      492,982      865,077      960,084
                        Net income per common
                         and common equivalent
                         share                         .16          .10          .17          .17

10.  SUPPLEMENTAL       Year Ended December 31,  1996        1995      1994
     DISCLOSURES OF     -------------------------------------------------------
     CASH FLOW
     INFORMATION        Cash paid during
                         the period for:

                         Income taxes          $1,594,000 $1,207,000 $1,032,000
                        =======================================================

                         Interest              $    2,000 $    6,000 $   19,000
                        =======================================================

                                                                    AMRION, INC.

                                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
-------------------------------------------------------------------------

ACCOUNTS RECEIVABLE - ALLOWANCE FOR POSSIBLE LOSSES



                                               Additions
                                  Balance     Charged to               Balance
                                at Beginning  Costs and                 at End
                                 of Period     Expenses   Deductions  of Period
-------------------------------------------------------------------------------


Year Ended December 31, 1996       $48,000     $     -     $20,000     $28,000
Year Ended December 31, 1995        60,000      59,754      71,754      48,000
Year Ended December 31, 1994        39,000      34,968      13,968      60,000
==============================================================================

                          AMRION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                  AS OF MARCH 31, 1997 AND DECEMBER 31, 1996
                  ------------------------------------------


                                              March 31,   December 31,
                                                1997         1996
                                             (Unaudited)   (Audited)
                                             -----------  ------------
                 ASSETS
                 ------

CURRENT:

  Cash and cash equivalents                  $   419,474  $ 2,277,469
  Accounts receivable, less allowance
    of $26,000 and $28,000
    for possible losses                        2,158,140    1,991,772
  Inventories                                 11,164,347    7,727,315
  Mail supplies                                1,176,784      893,268
  Deferred promotional mailing costs, net      1,365,028    1,375,625
  Other                                          932,842      811,997
                                             -----------  -----------

Total current assets                          17,216,615   15,077,446
                                             -----------  -----------

PROPERTY AND EQUIPMENT, net                    6,981,397    5,272,940
                                             -----------  -----------

OTHER ASSETS:

 Marketable securities available for sale      6,346,183    6,895,214
 Mailing lists, net                            2,849,280    2,876,748
 Intangible assets, net                           85,763       92,917
                                             -----------  -----------

Total other assets                             9,281,226    9,864,879
                                             -----------  -----------

Total assets                                 $33,479,238  $30,215,265
                                             ===========  ===========


        See accompanying notes to the consolidated financial statements

                          AMRION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                  AS OF MARCH 31, 1997 AND DECEMBER 31, 1996
                  ------------------------------------------


                                              March 31,   December 31,
                                                1997         1996
                                             (Unaudited)   (Audited)
                                             -----------  ------------

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

CURRENT:

 Accounts payable                            $ 5,382,296  $ 3,093,739
 Accrued liabilities                           1,707,584    1,223,758
 Income taxes payable                            810,000            -
                                             -----------  -----------

Total current liabilities                      7,899,880    4,317,497

DEFERRED INCOME TAXES                            280,000      280,000
                                             -----------  -----------

Total liabilities                              8,179,880    4,597,497
                                             -----------  -----------

MINORITY INTEREST                                 33,889       41,973

STOCKHOLDERS' EQUITY:

 Common stock, $.0011 par value -
  shares authorized, 10,000,000;
  issued 5,251,514 and 5,326,814                   5,777        5,860
 Additional paid-in capital                   11,209,029   13,176,747
 Retained earnings                            14,244,474   12,610,602
 Marketable securities valuation
  allowance                                     (193,811)    (217,414)
                                             -----------  -----------

Total stockholders' equity                    25,265,469   25,575,795
                                             -----------  -----------

                                             $33,479,238  $30,215,265
                                             ===========  ===========


        See accompanying notes to the consolidated financial statements

                          AMRION, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------

           FOR THE THREE MONTH PERIODS ENDED MARCH 31,1997 AND 1996
           --------------------------------------------------------



                                                    THREE MONTHS
                                                       ENDED
                                                      MARCH 31,
                                              ------------------------

                                                 1997         1996
                                              (Unaudited)  (Unaudited)
                                              -----------  -----------

NET SALES                                     $18,356,744  $13,381,956
                                              -----------  -----------
COSTS OF SALES:
 Cost of products                               7,682,688    5,939,529
 Cost of mailings                               3,441,433    2,883,308
                                              -----------  -----------

 Cost of sales                                 11,124,121    8,822,837
                                              -----------  -----------

 Gross profit                                   7,232,623    4,559,119


OPERATING EXPENSES - selling, general
  and administration                            4,870,416    3,384,418
                                              -----------  -----------

Income from operations                          2,362,207    1,174,701
                                              -----------  -----------

Other income, net                                  91,665      159,138
                                              -----------  -----------


INCOME BEFORE TAXES ON INCOME                   2,453,872    1,333,839

TAXES ON INCOME                                   820,000      410,749
                                              -----------  -----------

NET INCOME                                    $ 1,633,872  $   923,090
                                              ===========  ===========

NET INCOME PER COMMON AND COMMON
 EQUIVALENT SHARE                             $       .30  $       .18
                                              ===========  ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 AND COMMON SHARES EQUIVALENTS OUTSTANDING      5,392,115    5,204,489
                                              ===========  ===========

        See accompanying notes to the consolidated financial statements

                          AMRION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
              --------------------------------------------------

                                                          THREE MONTHS
                                                              ENDED
                                                             MARCH 31,

                                                         1997          1996
                                                      (Unaudited)   (Unaudited)
                                                      -----------   -----------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income                                          $ 1,633,872   $   923,090
 Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                        466,713       299,793
    Provision for losses on accounts receivable           (2,000)
    Minority interest share in loss of subsidiary         (8,084)

    Changes in operating assets and liabilities:
     Accounts receivable                                (164,368)      (71,464)
     Inventories                                      (3,437,032)   (2,922,440)
     Mailing supplies                                   (283,516)      167,342
     Deferred promotional mailing costs                   10,597       456,814
     Other assets                                       (120,845)      (31,139)
     Accounts payable                                  2,288,557     1,364,175
     Accrued liabilities                                 483,825        17,390
     Income taxes payable                                810,000       237,857
                                                     -----------   -----------

Cash provided by operating activities                  1,677,719       441,418
                                                     -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds of marketable securities
   available for sale                                    572,634       191,313
  Purchase of property and equipment                  (1,946,312)     (217,589)
  Purchase of mailing lists and intangible assets       (194,235)     (341,976)
                                                     -----------   -----------

Cash used in investing activities                     (1,567,913)     (368,252)
                                                     -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock - net           229,595        53,025
  Purchase of company stock                           (2,187,396)            -
                                                     -----------   -----------

  Cash provided (used) by financing activities        (1,967,801)       53,025
                                                     -----------   -----------

Net increase (decrease) in cash and cash
 equivalents                                          (1,857,995)      126,191

CASH AND CASH equivalents, at beginning of period      2,277,469       831,544
                                                     -----------   -----------

CASH AND CASH equivalents, at end of period          $   419,474   $   957,735
                                                     ===========   ===========


        See accompanying notes to the consolidated financial statements

                          AMRION, INC. AND SUBSIDIARY

                        Summary of Accounting Policies
                        ------------------------------


ORGANIZATION AND BUSINESS

The consolidated financial statements include the accounts of Amrion, Inc. ("Amrion") and those of its 94% owned subsidiary, Natrix International, LLC ("Natrix"), a Colorado Limited Liability Corporation (collectively the "Company"). Amrion markets nutritional supplements principally throughout the United States, with the balance to customers in the Far East, Europe and Mexico, using a combination of direct mail, telemarketing and print advertising. Natrix is engaged in the marketing and distribution of proprietary herbal based health maintenance products to food and drug chains and discount mass merchandisers. The Company's primary products are Coenzyme Q10, Bilberry and Gingko Biloba which comprised 39% of the Company's net sales for the quarter ended March 31, 1997.


The unaudited consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the year ended December 31, 1996.

The financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the periods presented.

PRINCIPLES OF CONSOLIDATION

All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments exposed to concentrations of credit risk consist primarily of accounts receivable, cash equivalents and marketable securities.

Concentrations of credit risk with respect to such accounts receivable are limited due to the large number of customers, generally short payment terms, and customer dispersion across geographic areas.

The Company's cash equivalents are high quality money market accounts placed with major financial institutions. Marketable securities consist primarily of preferred stock and AAA rated tax-exempt municipal bonds. The investment policy limits the Company's exposure to concentrations of credit risk.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using the standard cost method, which approximates the weighted average cost method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of related assets, generally 3 to 31.5 years. Maintenance and repair costs are expensed as incurred.

MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS"), "Accounting for Certain Investments in Debt and Equity Securities." All marketable equity and debt securities have been categorized as available for sale as the Company does not have the positive intent to hold to maturity or does not intend to trade actively. These securities are stated at fair value with unrealized gains and losses included as a component of stockholders' equity until realized.

ADVERTISING

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct response advertising consists primarily of direct mail advertising, including deferred promotional mailing costs, of the Company's products. The capitalized costs of mailed promotional materials are amortized over the expected promotional benefit period of three months.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS N. 109, "Accounting for Income Taxes" which requires the use of the "liability method." Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

INTANGIBLE ASSETS

Purchased mailing lists, trademarks and copyrights are amortized by the straight-line method over their estimated useful lives which range from five to ten years. On an ongoing basis the Company reviews the recoverability and amortization periods of intangible assets taking into consideration any events or circumstances which could impair the assets' carrying value and records adjustments when necessary.

INCOME PER COMMON AND COMMON SHARE EQUIVALENT

Income per common and common share equivalent is based on the weighted average number of common shares outstanding during each of the periods presented. Options to purchase stock are included as common share equivalents when dilutive.

CASH EQUIVALENTS

The Company considers cash and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

REVENUE RECOGNITION

Revenue is recognized upon shipments of goods to the customer.

STOCK OPTION PLANS

The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the company's stock options granted equals or exceeds the market price of the underlying common stock on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

RECLASSIFICATIONS

Certain items included in prior years financial statements have been reclassified to conform to current year presentation.

NEW ACCOUNTING PRONOUNCEMENTS

On March 3, 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). This pronouncement provides a different method of calculating earnings per share than is currently used in accordance with Accounting Board Opinion (APB) No. 15, "Earnings Per Share." SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company will adopt SFAS No. 128 in 1997 and its implementation is not expected to have a material effect on the consolidated financial statements.

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined condensed financial statements assume a business combination between WFM and Amrion accounted for on a pooling-of-interests basis. The pro forma combined condensed financial statements are based on the respective historical financial statements and the notes thereto, which are incorporated by reference or included elsewhere herein. The pro forma combined condensed balance sheet combines WFM's April 13, 1997 unaudited condensed consolidated balance sheet with Amrion's March 31, 1997 unaudited condensed balance sheet. The pro forma combined condensed statements of operations combine WFM's historical condensed consolidated statements of operations for the fiscal years ended September 29, 1996, September 24, 1995 and September 25, 1994 and the unaudited twenty-eight week periods ended April 13, 1997 and April 7, 1996 with the corresponding Amrion historical condensed statements of operations for the three fiscal years ended December 31, 1996, 1995 and 1994 and the unaudited estimated twenty-eight week period ended April 13, 1997 and the unaudited six-month period ended June 30, 1996, respectively. The amounts included as Amrion historical amounts have been reclassified to conform to classifications used by WFM.

  The pro forma information is presented for illustrative purposes only and is not, in the opinion of WFM's management, necessarily indicative of the operating results or financial position that would have occurred if the business combination had been consummated at the beginning of the periods presented. Nor is the pro forma financial information necessarily indicative of future operating results or financial position.

  These pro forma combined condensed financial statements and the related notes should be read in conjunction with the consolidated historical financial statements and the related notes thereto of WFM, which have been incorporated by reference, and the historical financial statements and the related notes thereto of Amrion, which have been incorporated by reference herein.

                   WHOLE FOODS MARKET, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 APRIL 13, 1997
                       (in thousands, except share data)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................... $  5,848
  Trade accounts receivable..........................................   28,181
  Merchandise inventories............................................   55,137
  Prepaid expenses and other current assets..........................    3,475
                                                                      --------
    Total current assets.............................................   92,641
  Net property and equipment.........................................  219,653
  Excess of costs over net assets acquired, net of accumulated amor-
   tization..........................................................   36,111
  Marketable securities available for sale...........................    6,346
  Mailing lists, net of accumulated amortization.....................    2,849
  Other assets, net of accumulated amortization......................   22,870
                                                                      --------
    Total assets..................................................... $380,470
                                                                      ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current installments of long-term debt and capital lease obliga-
   tions............................................................. $    838
  Trade accounts payable.............................................   29,734
  Accrued payroll, bonus and employee benefits.......................   40,596
  Other accrued items................................................      810
                                                                      --------
    Total current liabilities........................................   71,978
  Long-term debt and capital lease obligations.......................  102,000
  Other long-term liabilities........................................   23,205
  Deferred income taxes..............................................      280
                                                                      --------
    Total liabilities................................................  197,463
    Minority interest................................................       34
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 5,000,000 shares authorized; none
   outstanding.......................................................      --
  Common stock, no par value; 50,000,000 shares authorized;
   23,747,817 shares issued and outstanding..........................  171,084
  Retained earnings..................................................   12,083
  Marketable securities valuation allowance..........................     (194)
                                                                      --------
    Total shareholders' equity.......................................  182,973
                                                                      --------
                                                                      $380,470
                                                                      ========

                   WHOLE FOODS MARKET, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

         TWENTY-EIGHT WEEKS ENDED APRIL 13, 1997 AND APRIL 7, 1996 AND
  FISCAL YEARS ENDED SEPTEMBER 29, 1996, SEPTEMBER 24, 1995 AND SEPTEMBER 25,
                                      1994
                    (in thousands except for per share data)

                          FOR THE 28  FOR THE 28
                          WEEKS ENDED WEEKS ENDED
                           APRIL 13,   APRIL 7,   SEPT. 29,  SEPT. 24,  SEPT. 25,
                             1997        1996       1996       1995       1994
                          ----------- ----------- ---------  ---------  ---------
Sales...................   $575,213    $474,151   $946,353   $748,691   $597,294
Cost of goods sold and
 occupancy costs........    389,294     322,438    645,925    504,211    402,471
                           --------    --------   --------   --------   --------
  Gross profit..........    185,919     151,713    300,428    244,480    194,823
Direct store expenses...    131,280     111,582    217,048    183,655    144,383
General and administra-
 tive expenses..........     28,102      25,187     49,058     42,100     33,185
Pre-opening costs.......      2,733       3,710      3,964      4,029      3,387
Store relocation costs..        --          --       1,939      2,332      5,758
Restructuring expenses..        --        1,984        --         --         --
Non-recurring expenses..        --          --      38,516        --         282
                           --------    --------   --------   --------   --------
  Income (loss) from op-
   erations.............     23,804       9,250    (10,097)    12,364      7,828
Other income (expense):
Interest expense........     (3,266)     (1,726)    (4,671)    (2,368)      (127)
Interest and other in-
 come...................        253         326        626      1,022      1,077
                           --------    --------   --------   --------   --------
Income (loss) before in-
 come taxes.............     20,791       7,850    (14,142)    11,018      8,778
Minority interest in
 loss of subsidiary.....         24         --          24         65         89
Provision (credit) for
 income taxes...........      7,327       4,194     (1,404)     6,899      7,095
                           --------    --------   --------   --------   --------
Net income (loss).......   $ 13,488    $  3,656   $(12,714)  $  4,184   $  1,772
                           ========    ========   ========   ========   ========
Income (loss) per common
 and common equivalent
 share:.................   $   0.55    $   0.15   $  (0.54)  $   0.18   $   0.08
                           ========    ========   ========   ========   ========
Shares/weighted average
 shares outstanding.....     24,621      23,808     23,762     23,402     22,734
                           ========    ========   ========   ========   ========

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The unaudited pro forma combined condensed financial statements give effect to the business combination between WFM and Amrion accounted for on a pooling-of-interests basis. The pro forma combined condensed financial statements are based on the respective historical financial statements and the notes thereto. The pro forma combined condensed balance sheet combines WFM's April 13, 1997 unaudited condensed balance sheet with Amrion's March 31, 1997 unaudited condensed balance sheet. The pro forma combined condensed statements of operations combine WFM's historical condensed consolidated statements of operations for the three fiscal years ended September 29, 1996, September 24, 1995 and September 25, 1994 and the unaudited twenty-eight week periods ended April 13, 1997 and April 7, 1996 with Amrion's corresponding historical condensed statements of operations for the three years ended December 31, 1996, 1995 and 1994 and the unaudited estimated twenty-eight week period ended April 13, 1997 and the unaudited six month period ended June 30, 1996, respectively. The amounts included as Amrion's historical amounts have been reclassified to conform to classifications used by WFM.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the business combination had been consummated at the beginning of the periods presented nor is it necessarily indicative of future operating results or financial position.

  These pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes thereto of WFM and Amrion included or incorporated elsewhere herein.

  Adjustments to the pro forma combined condensed balance sheet and statements of operation assume the merger of WFM and Amrion was consummated on September 27, 1993. The transaction has been accounted for using the pooling-of-interests method of accounting. The following adjustments have been provided in connection with the merger in accordance with Accounting Principles Board Opinion No. 16:

    (1) Reclassifying additional paid-in capital of Amrion to common stock of WFM.

    (2) Reflecting the estimated number of shares of WFM Common Stock to be issued in exchange for all common stock of Amrion on the conversion ratio of .87 new shares of WFM for every existing share of Amrion Common Stock, or 4,568,817 shares of WFM Common Stock for 5,251,514 shares of Amrion common equivalent shares assumed to be outstanding at the date of the Merger.

    (3) Prior to the combination, Amrion's fiscal year ended on December 31. In recording the pooling-of-interests combination, Amrion's December 31, 1996, 1995 and 1994 financial statements were combined with WFM's September 29, 1996, September 24, 1995 and September 25, 1994 financial statements, respectively.

    (4) The estimated merger transaction expenses of approximately $3 to $5 million have not been recorded in the accompanying proforma combined condensed financial statements. Such expenses will be deferred when incurred and charged to expense upon consummation of the transaction.